SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

One Jake Brown Road, Old Bridge, New Jersey 08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On August 6, 2008, Blonder Tongue Laboratories, Inc. (the “Company”) entered into a Revolving Credit, Term Loan and Security Agreement (“Credit Agreement”) with Sovereign Business Capital (“Sovereign”), a division of Sovereign Bank. The Credit Agreement provides for (i) a $4,000,000 asset based revolving credit facility (“Revolver”) and (ii) a $4,000,000 term loan facility (“Term Loan”), both of which have a three year term. The amounts which may be borrowed under the Revolver are based on certain percentages of Eligible Receivables and Eligible Inventory, as such terms are defined in the Credit Agreement. The obligations of the Company under the Credit Agreement are secured by substantially all of the assets of the Company.

     Under the Credit Agreement, the Revolver bears interest at a rate per annum equal to the prime lending rate announced from time to time by Sovereign (“Prime”) plus 0.25% . The Term Loan bears interest at a rate per annum equal to Prime plus 0.50% .

     The Revolver terminates on August 5, 2011, at which time all outstanding borrowings under the Revolver are due. The Term Loan matures on August 5, 2011 and requires equal monthly principal payments of approximately $17,000 each, plus interest, with the remaining balance due at maturity. The loans are subject to a prepayment penalty if satisfied in full prior to the second anniversary of the effective date of the loans.

     The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants, including certain financial covenants. The Credit Agreement contains customary events of default, including, among others, non-payment of principal, interest or other amounts when due.

     Proceeds from the Credit Agreement were used to refinance the Company’s existing credit facility with National City Business Credit, Inc. and National City Bank, to pay transaction costs, to provide working capital and for other general corporate purposes.

     The foregoing description of the Credit Agreement is qualified in its entirety by reference to the terms and conditions of the Credit Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     The material terms and conditions of the Credit Agreement are set forth in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 1.02. On August 6, 2008, the Company used a portion of the proceeds received under the Credit Agreement to repay all amounts outstanding under the Credit and Security Agreement by and among the Company and its wholly-owned subsidiary, Blonder Tongue Investment Company (as Guarantor), National City Business Credit, Inc. (“NCBC”) and National City Bank (the “Bank”), dated December 29, 2005, as amended (“NCBC Credit Facility”), and terminated the NCBC Credit Facility.

     The NCBC Credit Facility had a three year term and the obligations of the Company thereunder were secured by substantially all of the assets of the Company and the Guarantor. The NCBC Credit Facility, as amended, was for an aggregate amount of $11,000,000, comprised of (i) a $7,500,000 asset based revolving credit facility under which funds could be borrowed at a rate per annum equal to the “Alternate Base Rate,” being the higher of (x) the prime lending rate announced from time to time by the Bank plus 1.50% or (y) the Federal Funds Effective Rate (as defined in the NCBC Credit Facility), plus 1.50%, and (ii) a $3,500,000 term loan facility that bore interest at a rate per annum equal to the Alternate Base Rate plus 1.50% and which required equal monthly principal payments of $19,000 each, plus interest, with the remaining balance due at maturity.

     In connection with the NCBC Credit Facility, the Company also entered into an interest rate swap agreement with the Bank which exchanged the variable interest rate of the term loan for a fixed interest rate of 5.13% per annum effective January 10, 2006 through the maturity of the term loan. This swap agreement was also terminated along with the NCBC Credit Facility.

ITEM 2.03. CREATION OF DIRECT FINANCIAL OBLIGATION.

     The material terms and conditions of the Credit Agreement are set forth in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03. Upon a default under the Credit Agreement, including the non-payment of principal or interest, the obligations of the Company under the Credit Agreement may be accelerated and the assets securing such obligations may be sold.

ITEM 7.01. REGULATION FD DISCLOSURE.

     On August 7, 2008, the Company issued a press release announcing the closing of the credit facility with Sovereign (as discussed in Item 1.01 hereof), which press release is attached hereto as Exhibit 99.2. This press release is incorporated into this Item 7.01 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are filed herewith:

Exhibit 99.1	Revolving Credit, Term Loan and Security Agreement
Exhibit 99.2	Press Release dated August 7, 2008

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, are based upon assumptions and estimates that might not be realized and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the Company are provided in the Company’s annual reports to shareholders and the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:        /s/ Eric Skolnik
Eric Skolnik
                              Senior Vice President and Chief Financial Officer

Date: August 7, 2008

4